For the period ended 12/31/2002                                       All Series
File No. 811-8672

Sub-Item 77C:  Submission of matters to a vote of security holders
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On October 31, 2002,  a special  meeting of  shareholders  was held to vote on a number of proposals relating to the funds of USAA Life Investment Trust (the Trust). Shareholders of record on August 7, 2002, were entitled to vote on each proposal shown below. All proposals were approved by the shareholders.

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The following  proposals and voting results pertain to one or more series within the Trust.


PROPOSAL 1
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Election of James M. Middleton as Trustee.

NUMBER OF SHARES VOTING
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                                             FOR            WITHHELD
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Life Income Fund                          2,245,639          37,154
Life Growth and Income Fund               3,823,115         172,500
Life World Growth Fund                    2,026,257         157,349
Life Diversified Assets Fund              3,722,227         176,274
Life Aggressive Growth Fund               1,405,382          81,593


PROPOSAL 2
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Approval of new investment  advisory  agreement with USAA Investment  Management
Company (IMCO).

NUMBER OF SHARES VOTING
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                                     FOR            AGAINST         ABSTAIN
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Life Income Fund                  2,123,379         123,049          36,365
Life Growth and Income Fund       3,649,630         252,548          93,437
Life World Growth Fund            1,994,880         112,133          76,593
Life Diversified Assets Fund      3,549,600         206,886         142,015
Life Aggressive Growth Fund       1,398,324          46,606          42,045


PROPOSAL 3A
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Approval of new  investment  subadvisory  agreement  between IMCO and Wellington
Management Company, LLP.

NUMBER OF SHARES VOTING
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                                     FOR            AGAINST         ABSTAIN
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Life Growth and Income Fund       3,656,688         272,201          66,726
Life Diversified Assets Fund      3,547,169         200,587         150,745


PROPOSAL 3B
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Approval  of new  investment  subadvisory  agreement  between  IMCO and  Marsico
Capital Management, LLC.

NUMBER OF SHARES VOTING
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                                      FOR          AGAINST         ABSTAIN
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Life Aggressive Growth Fund        1,368,476       74,412          44,087


PROPOSAL 3C
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Approval of new investment subadvisory agreement between IMCO and MFS Investment
Management.

NUMBER OF SHARES VOTING
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                                       FOR           AGAINST        ABSTAIN
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Life World Growth Fund              1,987,316        111,136         85,154


PROPOSAL 4
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Approval  of a  proposal  to permit  IMCO and the Board to appoint  and  replace subadvisers, enter into subadvisory agreements, and approve amendments to subadvisory agreements without further shareholder approval.

NUMBER OF SHARES VOTING
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                                     FOR          AGAINST        ABSTAIN
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Life Income Fund                  2,042,862       193,838         46,093
Life Growth and Income Fund       3,573,561       362,822         59,232
Life World Growth Fund            1,967,908       158,347         57,352
Life Diversified Assets Fund      3,368,797       367,832        161,872
Life Aggressive Growth Fund       1,338,217       101,166         47,592


PROPOSAL 5
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Approval of  amendment  of  investment  objective of USAA Life Growth and Income
Fund.

NUMBER OF SHARES VOTING
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                                      FOR           AGAINST         ABSTAIN
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Life Growth and Income Fund        3,699,543        246,213          49,859